                           SCHEDULE 14C INFORMATION

            Information Statement Pursuant to Section 14(c) of the
                        Securities Exchange Act of 1934

Check the appropriate box:

[ ]  Preliminary Information Statement     [_]  CONFIDENTIAL, FOR USE OF THE
                                                COMMISSION ONLY (AS PERMITTED BY
                                                RULE 14C-5(D)(2))

[X]  Definitive Information Statement

                                  MEDJET INC.
--------------------------------------------------------------------------------
                 (Name of Registrant As Specified In Charter)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14c-5(g).

[_]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

     --------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     --------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     --------------------------------------------------------------------------


     (5) Total fee paid:

     --------------------------------------------------------------------------


[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     --------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     --------------------------------------------------------------------------


     (3) Filing Party:

     --------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                                  MEDJET INC.
                     1090 King George Post Road, Suite 301
                           Edison, New Jersey 08837

                       --------------------------------

                             INFORMATION STATEMENT

                             March 8, 2000

                       --------------------------------

   This Information Statement is being furnished to the stockholders of Medjet Inc., a Delaware corporation (the "Company"), in connection with an amendment (the "Amendment") to the Company's Amended and Restated Certificate of Incorporation approved on November 5, 1999 by written consent of the holders of a majority of the outstanding shares of Common Stock of the Company. A copy of the Amendment is attached as Appendix A to this Information Statement.

   On November 5, 1999, 3,901,431 shares of the Company's Common Stock were issued and outstanding. Each share of Common Stock was entitled to one vote with respect to the approval of the Amendment. The Board of Directors of the Company established December 21, 1999 as the record date for determining stockholders entitled to receive this Information Statement. The approximate date on which this Information Statement is first being sent or given to stockholders is March 9, 2000.
                   -----------------------------------------

                     WE ARE NOT ASKING YOU FOR A PROXY AND
                   YOU ARE REQUESTED NOT TO SEND US A PROXY.

                   -----------------------------------------

                       AMENDMENT TO AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

   In November 1999, the Board of Directors of the Company adopted, subject to the approval of the Company's stockholders, the Amendment to increase the number of authorized shares of Common Stock from 7,000,000 shares to 30,000,000 shares and resetting the Company's authorized number of shares of Preferred Stock from 890,000 to 1,000,000. In accordance with Section 228 of the Delaware General Corporation Law, stockholders owning a majority of the outstanding Common Stock approved the Amendment by written consent, without a meeting, on November 5, 1999. The Amendment was filed and accepted by the Delaware Secretary of State on November 22, 1999, with a delaying provision that it would not become effective until January 31, 2000.

Current Use Of Shares

   As of November 5, 1999, 3,901,431 shares of Common Stock were outstanding and the Board had reserved an aggregate of 631,354 additional shares for future issuance, including: (a) 348,550 shares reserved for issuance upon exercise of outstanding options granted or to be granted under the 1994 stock option plan and (b) 282,804 shares reserved for issuance upon the exercise of outstanding options and warrants granted outside the 1994 stock option plan (after giving effect to the expiration of certain warrants which expired following November
5). As a result, as of November 5, 1999 the Company had approximately 2,467,215 authorized but unissued and unreserved shares of Common Stock available for future issuance.

   On November 5, 1999, the Company also had authorized 890,000 shares of Preferred Stock, none of which were outstanding.


   As previously reported by the Company, on December 6, 1999, the Company completed a private placement (the "Private Placement") of 16,000 shares of a newly created Series B Convertible Preferred Stock (the "Series B Preferred Stock") and warrants (the "Private Placement Warrants") to purchase 1,600,000 shares of Common Stock at an exercise price of $3.50 per share. Each share of Series B Preferred Stock initially is convertible into 100 shares of Common Stock, subject to antidilution adjustments. The exercise price and number of shares of Common Stock purchasable under the Private Placement Warrants also are subject to antidilution adjustments. The Private Placement Warrants may not be exercised until after January 31, 2000, when the increase in authorized shares of Common stock effected by the Amendment occurred. In connection with the Private Placement, the Company also issued Private Placement Warrants to purchase 500,000 shares of Common Stock to Adam Smith & Company, Inc. ("ASC") pursuant to an investment banking agreement, dated December 3, 1999, entered into between the Company and ASC.


  As previously reported by the Company, on January 28, 2000, the Company returned $700,000 of the $2,000,000 aggregate purchase price received from the sale of the Series B Preferred Stock. In light of the termination of the Company's exclusive worldwide Refractive Surgery License Agrement with Alcon on December 13, 1999, and in order to resolve any possible disputes relating to the termination, the Company and the investors reevaluated the assumptions on which the original investment was made and determined that a return of a portion of the original investment was appropriate. The return of funds was made pursuant to an agreement, dated January 28, 2000, under which the Company received a return of a proportionate share of the Series B Preferred Stock and Private Placement Warrants issued in the Private Placement. In connection with this agreement, the investment banking agreement entered into by the Company at the time of the original investment also was cancelled.

   No other shares of Preferred Stock are issued or outstanding.

Rights of Additional Stock
--------------------------

   The additional shares of Common Stock authorized by the Amendment have rights identical to currently outstanding shares of Common Stock. The Amendment does not affect the rights of the holders of currently outstanding shares of Common Stock, except for effects incidental to increasing the number of shares of Common Stock outstanding upon any issuance of these additional shares.


   As is the case with respect to the Company's currently authorized and unissued shares of Preferred Stock, the additional Preferred Stock authorized by the Amendment may be issued by the Board of Directors in one or more series with such voting powers, designations, and preferences as the Board may determine.

Effect of Proposal
------------------

   The increased number of authorized shares of Common Stock and Preferred Stock are available for issuance, from time to time, for such purposes and consideration and on such terms as the Board may approve, and no further vote of the Company's stockholders will be sought except as required by applicable law.


   The existence of additional authorized shares of Common Stock and Preferred Stock could have the effect of rendering more difficult or discouraging hostile takeover attempts. The Board, however, is not aware of any existing or planned effort to accumulate material amounts of the Company's Common Stock, or to acquire the Company by means of a merger, tender offer, solicitation of proxies in opposition to management, or otherwise, or to change the Company's management, nor is the Board aware of any person having made any offer to acquire the Company's Common Stock or assets.

Reason for the Amendment
------------------------

   The increase in authorized Common Stock effected by the Amendment was necessary to enable the Company to fulfill its obligations to the participants in the Private Placement by making available a sufficient number of shares of Common Stock to permit the possible conversion and exercise in full of the Series B Preferred Stock and the Private Placement Warrants.


   The Board also believes that the limited number of currently authorized but unissued and unreserved shares of Common Stock and Preferred Stock may unduly restrict the Company's ability to respond to business needs and opportunities that may arise in the future. The Amendment affords the Company added flexibility by increasing the number of authorized but unissued shares of Common Stock, as well as Preferred Stock, for financing requirements, stock splits, and other corporate purposes. Apart from the Private Placement described above, however, the Company has no current plan or agreement to sell or issue any additional shares of Common Stock or Preferred Stock.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 3, 2000, by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) the Company's Chief Executive Officer (no other executive officer received compensation in excess of $100,000 for the year ended December 31, 1999), (iii) each director of the Company and (iv) all executive officers and directors of the Company as a group. All information with respect to beneficial ownership has been furnished to the Company by the respective beneficial owners. An asterisk denotes beneficial ownership of less than 1%.


---------------------------------------------------------------------------------------------------------------------
                                                                Amount and Nature
       Name and Address of Beneficial Owner                 Beneficial Ownership/(1)/       Percentage of Class/(1)/
---------------------------------------------------------------------------------------------------------------------
Richard Grossman/(2)/....................................          1,989,000/(3)(4)/                 33.8%
---------------------------------------------------------------------------------------------------------------------
Orin Hirschman/(2)/......................................          1,983,800/(4)(5)/                 33.7%
---------------------------------------------------------------------------------------------------------------------
Eugene I. Gordon/(6)/....................................          1,739,287/(7)/                    43.0%
---------------------------------------------------------------------------------------------------------------------
Adam-Jack M. Dodick, M.D. General Partnership/(2)/.......            260,000/(8)/                    6.25%
---------------------------------------------------------------------------------------------------------------------
Edward E. David, Jr......................................              5,000/(9)/                        *
---------------------------------------------------------------------------------------------------------------------
William C. Hittinger.....................................                  0                            --
---------------------------------------------------------------------------------------------------------------------
Ronald B. Odrich.........................................              8,000                             *
---------------------------------------------------------------------------------------------------------------------
Elias Snitzer............................................                  0                            --
---------------------------------------------------------------------------------------------------------------------
All executive officers and directors
  as a group (six persons)...............................            1,776,995/(10)/                 43.6%
---------------------------------------------------------------------------------------------------------------------

/(1)/ Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission"). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to convertible securities or options and warrants held by that person that are currently convertible or exercisable, or that are convertible or exercisable within 60 days of March 3, 2000, are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table, the beneficial owner named in the table has sole voting and investment power with respect to the shares set forth opposite such beneficial owner's name.

/(2)/ The address of each of these beneficial owners is 101 East 52nd Street, New York, New York 10022.


/(3)/ Consists of 832,000 shares issuable upon conversion of Series B Preferred
      Stock and 1,157,000 shares issuable upon exercise of Private Placement Warrants. Mr. Grossman, together with his wife, Ana Grossman, as joint tenants with right of survivorship, owns directly 104,000 of the shares shown, consisting of 52,000 shares issuable upon conversion of Series B Preferred Stock and 52,000 shares issuable upon exercise of Private Placement Warrants.


/(4)/ Mr. Grossman and Mr. Hirschman may be deemed the beneficial owners of 1,885,000 of the shares shown by virtue of being co-owners of each of Adam Smith & Company, Inc. ("ASC"), Adam Smith Capital Management LLC ("ASCM"), and Diamond Capital Management, Inc. ("DCM"). DCM is the Investment Manager of Adam Smith Investments, Ltd., a British Virgin Islands corporation ("ASI"). ASCM is the sole general partner of Adam Smith Investment Partners, L. P. ("ASIP"). Mr. Grossman and Mr. Hirschman are the sole officers and directors of ASC and DCM and the only member-managers of ASCM. All of such 1,885,000 shares are owned, directly or indirectly, by ASC, DCM, ASI and ASCM.


/(5)/ Includes 829,400 shares issuable upon conversion of Series B Preferred
      Stock and 1,154,400 shares issuable upon exercise of Private Placement Warrants. Mr. Hirschman owns directly 98,800 of the shares shown, including 49,400 shares issuable upon conversion of Series B Preferred Stock and 49,400 shares issuable upon exercise of Private Placement Warrants.


/(6)/ Mr. Gordon's business address is 1090 King Georges Post Road, Suite 301,
      Edison, New Jersey 08837.


/(7)/ Includes 142,500 shares subject to exercisable options and warrants.


/(8)/ Consists of 130,000 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock and 130,000 shares of Common Stock issuable upon exercise of Private Placement Warrants.

/(9)/ Consists of shares subject to exercisable options.

/(10)/ Includes 170,208 shares subject to exercisable options and warrants.


                                        BY ORDER OF THE BOARD OF DIRECTORS



                                        /s/ Thomas M. Handschiegel
                                        ---------------------------
                                        Thomas M. Handschiegel
                                        Corporate Secretary

Edison, New Jersey
March 8, 2000

                                   APPENDIX A

                        CERTIFICATE OF AMENDMENT OF THE
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                  MEDJET INC.

     Medjet Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

     I. The amendment to the Corporation's Amended and Restated Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242 and has been consented to in writing by the stockholders, and written notice has been given, in accordance with Section 228 of the General Corporation Law of the State of Delaware.

     II. Article Fourth of the Corporation's Amended and Restated Certificate of Incorporation is amended to read in its entirety as follows:

     FOURTH: The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 31,000,000, of which 30,000,000 shall be shares of common stock, par value $.001 per share (the "Common Stock"), and 1,000,000 shall be shares of preferred stock, par value $.01 per share (the "Preferred Stock"). Shares of the Preferred Stock may be issued in one or more series. The number of shares included in any series of Preferred Stock and the full or limited voting powers, if any, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions, of Preferred Stock or any series of Preferred Stock shall be stated in the resolution or resolutions providing for the issuance of Preferred Stock or such series of Preferred Stock adopted by the Board of Directors of the Corporation (the "Board").

     III. This Certificate of Amendment shall be effective on January 31, 2000.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Thomas M. Handschiegel, its Secretary, this 22nd day of November 1999.

                                        MEDJET INC.



                                        By:    /S/ Thomas M. Handschiegel
                                           ---------------------------------
                                               Thomas M. Handschiegel
                                               Secretary